Exhibit 32.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: Fleetclean Systems, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), the undersigned hereby certifies that:

(i)    this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of Centiv, Inc.

Dated May 10, 2004.



By: /s/ Kenneth A. Phillips
---------------------------
Name: Kenneth A. Phillips,
Title: Chief Executive Officer & Chief Financial Officer




C



Kenneth A. Phillips, Chief Executive Officer and principal financial officer May 10, 2004



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